UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C/A INFORMATION

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 14(C)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 1, 2011

GAMEPLAN, INC.

(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-27435	87-0493596
(SEC File Number)	(IRS Employer Identification Number)

3701 Fairview Road Reno, Nevada 89511
(Address of principal executive offices)

(775) 815-4752
(Registrant's telephone number, including area code)

Copies to:

Virginia K. Sourlis, Esq.

The Sourlis Law Firm

The Courts of Red Bank

130 Maple Avenue, Suite 9B2

Red Bank, New Jersey 07701

T: (732) 530-9007

F: (732) 530-9008
Virginia@SourlisLaw.com

www.SourlisLaw.com

Check the appropriate box:

X	Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

Definitive Information Statement

Payment of Filing Fee (Check the appropriate box):

X	No fee required

Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fees is calculated and state how it was determined:
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and indentify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement state number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration No.:
3) Filing Party:
4) Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

PRELIMINARY INFORMATION STATEMENT

GAMEPLAN, INC.

3701 FAIRVIEW ROAD

RENO, NEVADA 89511

NOTICE OF ACTION BY

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the outstanding voting capital stock of GamePlan, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders pursuant to the Company’s bylaws and applicable provisions of the Nevada Revised Statutes:

1.

To amend the Company’s Articles of Incorporation to effectuate 1-for-10 reverse stock split of the Company’s outstanding voting common stock  with post-split fractional shares being rounded up to the nearest whole number; and

2.

To amend Article IV of the Company’s Articles of Incorporation to (i) eliminate the authorized Class A non-voting common stock, par value $0.001 per share, (ii) increase the Company’s authorized common stock, par value $0.001 per share, from 50,000,000 shares to 250,000,000 shares and (iii) create 50,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

The action will become effective on the 21st day after a Definitive Information Statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By order of the Board of Directors,

/s/ Robert G. Berry Robert G. Berry President and Chief Executive Officer Reno, Nevada July 1, 2011

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C THEREUNDER

GAMEPLAN, INC.

3701 FAIRVIEW ROAD

RENO, NEVADA 89511

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Company’s Stockholders, as of July 1, 2011 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent, dated July 1, 2011, of our Board of Directors and the holders of a majority of our issued and outstanding shares of voting common stock (the “Majority Stockholders”). Specifically, Robert G. Berry, our President, Chief Executive Officer and Director, owns an aggregate of 5,995,500 shares the Company’s voting common stock (which represents approximately 39.4% of the Company’s shares of voting common stock issued and outstanding on July 1, 2011 but does not include 200,000 shares of voting common stock issuable upon the exercise of vested unexercised options), and Jon T. Jenkins, our Director, who owns an aggregate of 5,920,500 shares of the Company’s voting common stock (which represents approximately 38.9% of the shares of the Company’s voting common stock issued and outstanding on July 1, 2011 but does not include 200,000 shares of voting common stock issuable upon the exercise of vested unexercised options), collectively hold an aggregate of 11,916,000 shares of our voting common stock, representing approximately 78.3% shares of our issued and outstanding shares of voting common stock issued and outstanding on July 1, 2011, have consented in writing to the corporate actions outlined in this Information Statement, which actions are expected to take place on or about August 2, 2011.

Who Is Entitled to Notice?

All Stockholders of record as of the close of business on July 1, 2011 are entitled to notice of the action to be taken pursuant to the written consent of the Majority Stockholders. Under Nevada corporate law and the Company’s governing documents, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting common stock in lieu of a meeting of the stockholders. Because the Majority Stockholders were entitled to vote an aggregate of 11,916,000 shares of voting common stock, representing approximately 78.3% of the total voting common stock of the Company outstanding on July 1, 2011, no action by the other Stockholders in connection with the corporate actions set forth in this Information Statement is necessary.

What Vote Was Required to Approve the Corporate Action?

Each share of voting common stock is entitled to one (1) vote.  As of July 1, 2011, we had 15,225,000 shares of voting common stock issued and outstanding. Therefore, a majority of the 15,225,000 total shares of voting common stock of the Company in favor of the corporation actions was required to pass the stockholder resolution for this action. As of July 1, 2011, Stockholders owning an aggregate of 11,916,000 issued and outstanding shares of voting common stock, representing approximately 78.3% of the issued and outstanding shares of voting common stock, voted for the corporate actions set forth in this Information Statement.

Will Stockholders Receive Dissenters’ Rights?

Under Nevada law, stockholders are not entitled and will not receive dissenters or appraisal rights in connection with the corporate actions set forth in this Information Statement.

COSTS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. Stockholders of record as the close of business on the Record Date are entitled to receive this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 3701 Fairview Road, Reno, Nevada 89511; or by calling the Company at (775) 815-4752 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

FIRST CORPORATE ACTION

To amend the Company’s Articles of Incorporation to effectuate 1-for-10 reverse stock split of the Company’s outstanding voting common stock with post-split fractional shares being rounded up to the nearest whole number.

Our Board of Directors and the holders of an aggregate of 11,916,000 shares of voting common stock, representing approximately 78.3% of our issued and outstanding voting common stock, outstanding on July 1, 2011 have also approved an amendment to our Articles of Incorporation to effect a one-for-ten reverse split of our issued and outstanding common stock. As a result of the reverse split, every ten (10) shares of outstanding voting common stock (the “Old Shares”), will become and be converted into one (1) share of voting common stock (the “New Shares”), with post-split fractional shares being rounded up to the nearest whole number.

As a result of the reverse stock split, the number of shares of common stock issued and outstanding will decrease from 15,225,000 to approximately 1,522,500. Since additional fractional shares may be issued in order to round up fractional shares, we do not know the exact number of New Shares that will be outstanding after the reverse split.

Reasons for the Reverse Stock Split

We believe that the reverse stock split will increase the per share stock price.  We believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our common stock would have greater liquidity and a stronger investor base.

In evaluating the reverse stock split, our Board of Directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Stock Split

The immediate effect of a reverse stock split will be to reduce the number of shares of common stock outstanding, and to increase the trading price of the common stock. However, the effect of any reverse stock split upon the market price of the common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the common stock outstanding as a result of the reverse stock split. Also, as stated above, we cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of the common stock. The trading price of the common stock may change due to a variety of other factors, including our operating results, other factors related to our business, and general market conditions.

Effect on Ownership by Individual Stockholders

The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as the Old Shares, and will vote on a one-share-vote basis. Our stockholders do not have preemptive rights to acquire additional shares of common stock. The reverse stock split will not alter any stockholder’s percentage interest in our equity, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, which will be rounded up to the next whole number of shares.

Effect on Options, Warrants and other Securities

All outstanding options, warrants, notes, debentures and other securities entitling their holders to purchase shares of common stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the one- for-ten ratio.

Other Effects on Outstanding Shares

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act.

Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of our common stock under our Articles of Incorporation, as amended. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Under our current articles of incorporation, as amended, our authorized capital stock consists of 40,000,000 shares of voting common stock, $0.001 par value per share.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share.

Accounting Consequences

The par value of the common stock will remain unchanged at $0.001 per share after the reverse stock split. Also, our capital account will remain unchanged, and we do not anticipate that any other accounting consequences will arise as a result of the reverse stock split.

SECOND CORPORATE ACTION

To amend Article IV of the Company’s Articles of Incorporation to (i) eliminate the authorized Class A non-voting common stock, par value $0.001 per share, (ii) increase the Company’s authorized common stock, par value $0.001 per share, from 50,000,000 shares to 250,000,000 shares and (iii) create 50,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

Our Board of Directors and the holders of an aggregate of 11,916,000 shares of voting common stock, representing approximately 78.3% of our issued and outstanding voting common stock, outstanding on July 1, 2011, have approved of the Second Corporate Action set forth above.  The Company’s Articles of Incorporation currently authorizes the issuance of 50,000,000 shares of voting common stock and 10,000,000 shares of Class A non-voting common stock.  As of July 1, 2011, there were 15,225,000 shares of voting common stock issued and outstanding and no shares of Class A non-voting common stock outstanding.  Our current Articles of Incorporation do not authorize the issuance of preferred stock.

Elimination of Class A Non-Voting Common Stock

Reasons for the Eliminating the Class A Non-Voting Common Stock

The Board of Directors and Majority Stockholders voted for the elimination of the Company’s authorized Class A non-voting common stock due to the fact that the Company does not foresee the necessity of them and due to their desire to streamline the Company’s capital structure.

Effect of Elimination on Current Stockholders

Due to the fact that the Company has never issued any shares of Class A non-voting common stock nor are there any securities exchangeable or convertible into such shares, there will be no effect on the Company’s securities, including the holders of the voting common stock.

Increase of our Authorized Shares of Voting Common Stock

The Company’s current Articles of Incorporation authorizes the issuance of 40,000,000 shares of voting common stock, par value $0.001 per share, of which 15,225,000 were issued and outstanding as of July 1, 2011. The amendment to the Company’s Articles of Incorporation provides for an increase of such shares to 250,000,000.  The $0.001 par value of the voting common stock will not be affected by the amendment.

Reasons for the Increase

We believe that the increase in authorized common stock is necessary to ensure that there will be sufficient shares of common stock available for issuance in connection with future financing and the conversion of any convertible preferred stock that is issued in the future pursuant to the “blank check” preferred stock provision (described below).

As mentioned above, the increase in authorized common stock will provide the Company with flexibility for future capital raising or acquisitions. The Company plans to pursue a strategy of raising capital or acquiring other companies using shares of our common stock as consideration. Any such issuances of our common stock could be authorized by our Board of Directors without further action on the part of our stockholders. The increase in the amount of authorized shares of common stock is intended to ensure sufficient reserves of common stock for such purposes and to reduce the likelihood of additional increases in the future, which could be costly and time consuming. However, we do not, at this time, have any plans, proposals or arrangements concerning the issuance of such additional shares of common stock.

The issuance of additional shares of our common stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, issuance by us of additional shares of common stock could have an effect upon the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the total number of our outstanding shares caused by the issuance of additional shares of common stock will dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment in the Company could be adversely affected.

The additional shares of voting common stock to be authorized by the amendment to the Articles of Incorporation will have rights identical to the currently outstanding voting common stock. Adoption of the amendment and issuance of the additional common stock authorized thereby will not affect the rights of the holders of our common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, as discussed above.

Authorization of “Blank Check” Preferred Stock

In addition to the elimination of the Class A non-voting common stock and increase in our authorized voting common stock, the amendment to the Company’s Articles of Incorporation also authorizes the issuance of 50,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors without stockholder approval. Accordingly, upon effectiveness of the amendment,  our Board of Directors will be authorized, without stockholder approval, to designate and issue series of our preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute the common stockholders’ interests in the Company and depress the price of our common stock. In addition, although we do not presently intend to use the “blank check” preferred stock provision for such purpose, preferred stock authorized under such provision could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of the Company (as described in more detail below).

Reasons for Authorizing the “Blank Check” Preferred Stock

Our Board of Directors believes that authorization of “blank check” preferred stock is in the best interests of the Company and its stockholders because it is advisable to have the ability to authorize such shares of preferred stock and have them available for, among other things, possible issuances in connection with such activities as public or private offerings of shares for cash, acquisitions of other companies, pursuit of financing opportunities and other corporate purposes. However, we do not, at this time, have any plans, proposals or arrangements concerning the issuance of shares of our “blank check” preferred stock.

Potential Anti-Takeover Effect

Increase in the amount of our authorized but unissued shares of common stock and adoption of a “blank check” preferred stock provision could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company). However, neither the increase in the number of authorized shares of our common stock nor the adoption of the “blank check” preferred stock contained in the Amendment to our Articles of Incorporation is the result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. We have no present intention to use the increase in the number of authorized shares of our common stock or the “blank check” preferred stock for anti-takeover purposes. Our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company, nor is the Amendment a part of an ant-takeover strategy.

FEDERAL INCOME TAX CONSEQUENCES

NOTHING IN THIS INFORMATION STATEMENT IS INTENDED OR PURPORTS TO FURNISH ANY TAX ADVICE REGARDING THE CORPORATE ACTIONS SET FORTH HEREIN. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE CORPORATE ACTIONS SET FORTH IN THIS INFORMATION STATEMENT.

Procedure for Effecting the Corporation Actions and Exchange of Stock Certificates

The corporate actions set forth in this Information Statement will be implemented by filing an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, in the form of Appendix A hereto, and the corporate actions will become effective on or about August 2, 2011. We will have obtained a new CUSIP number for the New Shares effective at the time of the reverse split.

As of the effective date of the Amendment, each certificate representing shares of voting common stock and Class A non-voting common stock will be deemed, for all corporate purposes, to evidence ownership of shares of common stock resulting from the corporate actions set forth in this Information Statement. All options, warrants, convertible debt instruments and other securities will also be automatically adjusted on the effective date.

Our transfer agent is Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and their telephone number is (775) 322-0626. We anticipate that our transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our voting common stock and Class A non-voting common stock will be notified of the effectiveness of the corporate actions set forth in this Information Statement. Stockholders of record will receive a letter of transmittal giving them the option, in their sole discretion, to surrender their stock certificates for stock certificates reflecting the corporate actions. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to affect the exchange of their certificates. Instead, the holder of the certificate will be contacted.

No new certificates will be issued to a stockholder unless and until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the corporate actions will continue to be valid and will represent the shares of voting common stock given effect to the corporate actions. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Description of the Company’s Capital Stock

Our voting common stock is quoted on the over-the-counter market bulletin board (OTCBB) under the symbol "GPLA" and quoted in the pink sheets published by the National Quotations Bureau.

All shares have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than fifty percent (50%) of our common stock could, if they chose to do so, elect all the Directors.

Upon liquidation, dissolution or winding up of the Company, our assets, after the payment of liabilities and any liquidation preferences attributable to senior securities, including but not limited to, any class of preferred stock which may be designated from time to time pursuant to the amendment without stockholder approval, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.

Holders of common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Preferred Stock

We are not currently authorized to issue any preferred stock.  The amendment will authorize the issuance of up to 50,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors without stockholder approval.

Dividends

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Transfer Agent and Registrar

Nevada Agency and Transfer Company is the transfer agent and registrar of our common stock. Their address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and their telephone number is (775) 322-0626.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 1, 2011, with respect to the “beneficial ownership” (as that determined by the Securities Act of 1933, as amended) of the outstanding voting common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  The address for each reporting person is c/o GamePlan, Inc., 3701 Fairview Road, Reno, Nevada 89511.

NAME OF PERSON OR GROUP	NUMBER OF SHARES OF VOTING COMMON STOCK BENEFICIALLY OWNED *	PERCENTAGE OF OWNERSHIP *
Robert G. Berry (1) President, CEO and Director	6,195,500(1)	40.2%
Ray Brown Secretary and Director	200,000(2)	1.3%
David W. Young Treasurer and Director	200,000(3)	1.3%
Jon T. Jenkins (2) Director	6,120,500(4)	39.7%
Leonard Stephen Haynes Director	200,000(5)	1.3%

All executive officers and directors as a group (5 people)	12,916,000 (6)	73.4%

* “Beneficial ownership” is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  A person “beneficially owns” shares of common stock which he directly or indirectly owns as well as shares of common stock issuable upon the exercise, exchange or conversion of any security which he holds within the following 60 days.  Shares of common stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. All percentages are calculated based upon a total number of shares issued and outstanding as of July 1, 2011, which number of shares were 15,225,000.

(1)  The Robert G. Berry Trust owns 5,995,500 of these shares. Robert G. Berry is the sole trustee of the trust and has the sole power and authority to vote or dispose of the shares of common stock held by the trust. Also includes an aggregate of 200,000 shares of voting common stock, 100,000 of which are issuable upon the exercise of an option granted on October 12, 2008 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share; and 100,000 of which are issuable upon the exercise of an option granted on October 12, 2010 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share.  The 200,000 shares of common stock issuable upon the exercise of the options are included when determining Mr. Berry’s “beneficial ownership” of the Company’s voting common stock but do not carry any voting rights until Mr. Berry exercises the options.

(2) Consists of 100,000 shares of voting common stock issuable upon the exercise of an option granted on October 12, 2008 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share; and 100,000 shares of voting common stock issuable upon the exercise of an option granted on October 12, 2010 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share.  The 200,000 shares of common stock issuable upon the exercise of the options are included when determining Mr. Brown’s “beneficial ownership” of the Company’s voting common stock but do not carry any voting rights until Mr. Brown exercises the options.

(3) Consists of 100,000 shares of voting common stock issuable upon the exercise of an option granted on October 12, 2008 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share; and 100,000 shares of voting common stock issuable upon the exercise of an option granted on October 12, 2010 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share. The 200,000 shares of common stock issuable upon the exercise of the options are included when determining Mr. Young’s “beneficial ownership” of the Company’s voting common stock but do not carry any voting rights until Mr. Young exercises the options.

(4) Jon T. Jenkins owns 5,530,500, shares in his individual capacity, and has the authority to vote or dispose of, as trustee, of an aggregate of 390,000 shares held in different trusts for certain family members. Also includes an aggregate of 200,000 shares of common stock, 100,000 of which are issuable upon the exercise of an option granted on October 12, 2008 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share; and 100,000 of which are issuable upon the exercise of an option granted on October 12, 2010 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share.  The 200,000 shares of common stock issuable upon the exercise of the options are included when determining Mr. Jenkins “beneficial ownership” of the Company’s voting common stock but do not carry any voting rights until Mr. Jenkins exercises the options.

(5) Consists of 100,000 shares of voting common stock issuable upon the exercise of an option granted on October 12, 2008 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share; and 100,000 shares of voting common stock issuable upon the exercise of an option granted on October 12, 2010 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share.  The 200,000 shares of common stock issuable upon the exercise of the options are included when determining Mr. Hayne’s “beneficial ownership” of the Company’s voting common stock but do not carry any voting rights until Mr. Hayne exercises the options.

(6) Consists of (i) 11,916,000 shares of outstanding voting common stock and (ii) an aggregate of 1,000,000 shares of common stock, 500,000 of which are issuable upon the exercise of options granted on October 12, 2008 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share; and 500,000 of which are issuable upon the exercise of options granted on October 12, 2010 and exercisable for a period commencing on the date of grant until the third anniversary of the date of grant for an exercise price of $0.20 per share.  The 1,000,000 shares of common stock issuable upon the exercise of the options are included when determining the officers’ and directors’ “beneficial ownership” of the Company’s voting common stock as a group but do not carry any voting rights until they exercise their options.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements.

You should rely only on the information we have provided in this Information Statement. We have not authorized any person to provide information other than that provided herein. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information about Us

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may also obtain these statements and reports by contacting the Company by mail at 3701 Fairview Road, Reno, Nevada 89511; or by calling the Company at (775) 815-4752.

Appendix A

Certificate of Amendment to Articles of Incorporation

of

GamePlan, Inc.

1. Name of corporation:

GamePlan, Inc.

2. The articles have been amended as follows:

(a)

At 12:000 a.m. on the effective date of this Amendment, the corporation shall effect a one-for-ten reverse split whereby every ten (10) shares of voting common stock, par value $0.001 per share shall, without any action on the part of the holder, become and be converted into one (1) share of common stock, par value $0.001 per share. In connection with the reverse split, no fractional shares shall be issued. In lieu of fractional shares, each holder who would otherwise be entitled to receive fractional shares of new common stock, will, upon surrender of the certificates representing shares of old common stock, receive such additional fractional share as will result in the holder having a whole number of shares of voting common stock.

(b)

At 12:00 a.m. of the effective date of this Amendment, Article IV of the Articles of Incorporation of the corporation shall be amended and restated to read as follows:

The aggregate number of shares which this Corporation shall have authority to issue is 300,000,000 shares of capital stock, 250,000,000 of which shall be voting common stock, par value $0.001 per share, and 50,000,000 of which shall be “blank check” preferred stock, par value $0.001 per share, with such designations, rights and preferences as may be determined from time to time by the corporation’s Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

The amendment was approved by the written consent of stockholders holding an aggregate of 11,916,000 shares of the corporation’s voting common stock, which constituted approximately 78.3% of the 15,225,000 of the corporation’s voting common stock issued and outstanding as of July 1, 2011 and entitled to vote on such matter.

4. Effective date of filing (optional): August 2, 2011

5. Officer Signature (required):

/s/ Robert G. Berry

Robert G. Berry

President and Chief Executive Officer

Date:  July 12, 2011